Exhibit 10.19

Consulting and Management Agreement Amendment

This Consulting Agreement Amendment ( the ¡°Amendment¡±) made this 29th day of October 2008 shall supersede and amend the Consulting Agreement (the "Agreement") made on the 1st day of July 2008 by and between Capital One Resource Co., Ltd., Rm 51, 5th Floor, Britannia House, Jalan Cator, Bandar Seri Begawan BS 8811, Negara Brunei Darussalam, and Dragon International Group Corp., a Nevada corporation (the "Company").

WITNESSETH:

Dragon International Group Corp. desires to engage the services of Consultant as a subcontractor. As subcontractor, Dragon International Group Corp. will look to the Consultant for advice as it relates to the general business activities of the Company.

Consultant is desirous of performing such services on behalf of Consultant.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the parties hereto agree as follows:

1.	Consulting Services.

A.
Upon the terms and subject to the conditions contained in this Amendment, Consultant hereby agrees that he shall, during the term of this Amendment, will undertake the performance of services as outlined in this Amendment.

	B.	Upon the terms and subject to the conditions contained in this Amendment, Consultant hereby agrees that he shall, during the term of this Amendment, will support the Company in the following areas:

		i.	General business consulting

		ii.	Familiarize itself, to the extent appropriate and feasible, with the business, operations, properties, financial condition, management and prospects of Cox Distributing, Inc. (¡°Cox Distributing¡±);

		iii.	Identify, evaluate, structure and provide advice in connection with potential mergers and acquisitions, divestitures, spin-offs, joint ventures and other corporate transactions;

iv.
Coordinate the preparation and filing of all required public disclosures as required by the Securities and Exchange Commission and such other governmental and regulatory agencies in the United States and in each state where Client maintains an office or is required to comply with state laws in the United States; and

		v.	Provide such other services upon which the Parties may mutually agree.

2.	Compensation.

	A.	Company shall issue to Consultant 5,000,000 shares of common stock of Dragon International Group Corp. (the ¡°Dragon Stock¡±) as follows;

		i.	1,250,000 shares of Dragon Stock shall be earned for services provided from July 1, 2008 through September 30, 2008 and shall be earned on or before September 30, 2008.

		ii.	1,250,000 shares of Dragon Stock shall be earned for services provided from October 1, 2008 through December 31, 2008 and shall be earned on or before December 31, 2008.

		iii.	1,250,000 shares of Dragon Stock shall be earned for services provided from January 1, 2009 through March 31, 2009 and shall be earned on or before March 31, 2009.

		iv.	1,250,000 shares of Dragon Stock shall be earned for services provided from April 1, 2009 through June 30, 2009 and shall be earned on or before June 30, 2009.

B.
Company shall pay to Consultant a fee equal to 10% of all gross proceeds received by the Company as a result of the exercise of warrants.  Such fee shall be due and payable beyond the term of this Amendment.

C.
Discretionary Award Fees.  At the discretion of the Company, this Amendment provides for the payment of fees payable to the Consultant. At the mutual agreement of Company and the Consultant, Company can pay to Consultant fees in either readily available funds or other marketable securities.

3.
Indemnification.  Consultant shall not be liable to the Company or to any officer, director, employee, stockholders, or creditor of the Company, for any act or omission in the course of or in connection with the provision of advice or assistance hereunder.  The Company agrees to and shall defend, indemnify and hold Consultant harmless from and against any and all suits, claims, demand, causes of action, judgment damages, expenses and liability, (including court costs and attorney¡¯s fees paid in the defense of Consultant) which may in any way result from services provided by Consultant pursuant to or in connection with this Amendment.

4.
Term and Termination.  This Amendment shall commence as of the date of the Amendment, July 1, 2008 and the obligation of the Consultant to provide services under this Amendment will terminate on June 30, 2009.  Such period is herein referred to as the ¡°Term¡±.  The Term of this Amendment may be extended by mutual agreement upon written notice by the Company to the Consultant, countersigned by the Consultant.  Either party may terminate this Agreement upon the giving of thirty (30) days¡¯ prior written notice, in which case the Company¡¯s sole liability to Consultant shall be for unpaid fees up to the date of the termination and unreimbursed expenses incurred by Consultant.

5.	Entire Agreement. This Amendment contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

6.
Waivers and Amendments.  This Amendment may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

7.	Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed entirely within such State.

8.
Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Amendment shall in no way affect the validity or enforcement of any other provision or any part thereof.

9.
Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

10.
Other Activities.  Nothing contained herein shall prevent Consultant from acquiring or participating in a transaction of any kind with any other entity. Such transaction may be acquired at a price and upon terms and conditions more or less favorable than those offered to Company.

11.
Disclaimer. Consultant acknowledges that he has relied upon the information provided by Company. Consultant has in entering into this Amendment, relied on the warranties or representations made by Company, its officers, directors, agents, legal counsel or accountants concerning Company and/or its stock as to matters past, present or future.

12.
Natural Disaster.  In the event that any obligation of either party is prevented or delayed by circumstances of natural disaster, such party will be excused from any failure to perform any such obligation under this Amendment to the extent that such failure is caused by any such circumstances.

13.
Non-Solicitation of Consultant's Employees:  Company agrees not to knowingly hire or solicit Consultant's employees during performance of this Amendment and for a period of two years after termination of this Amendment without Consultant's written consent.

14.
Mediation and Arbitration:  If a dispute arises under this Amendment, the parties agree to first try to resolve the dispute with the help of a mutually agreed-upon mediator in Broward County, FL. Any costs and fees other than attorney fees associated with the mediation shall be shared equally by the parties. If the dispute is not resolved through mediation, the parties agree to submit the dispute to binding arbitration in Florida under the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court with jurisdiction to do so.

15.	Attorney Fees: If any legal action is necessary to enforce this Amendment, the prevailing party shall be entitled to reasonable attorney fees, costs and expenses.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

Dragon International Group Corp.	Capital One Resource Co., Ltd.

/s/ David Wu	/s/ Xiaowen Zhuang
Name: David Wu	Name: Xiaowen Zhuang